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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the registration statement
(No. 333-11375) on Form S-8, registration statement (No. 333-35669) on Form S-8, registration statement (No. 333-47695) on Form S-8, registration statement
(No. 333-84711 on Form S-3, registration statement (No. 333-65011) on Form S-3, registration statement (No. 333-52403) on Form S-3, and registration statement (No. 333-4854-LA) on Form S-3 of Maxim Pharmaceuticals, Inc. (a development stage company) of our report dated November 19, 1999 relating to the balance sheets of Maxim Pharmaceuticals, Inc. as of September 30, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1999, and from the period from inception (October 23, 1989) through September 30, 1999, which report appears in the September 30, 1999 annual report on Form 10-K of Maxim Pharmaceuticals, Inc.


/s/  KPMG LLP
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San Diego, California
December 22, 1999